                                                                   Exhibit 24.03

                                POWER OF ATTORNEY

         THE UNDERSIGNED Vice President and Chief Accounting Officer of United Dominion Industries Limited ("UDIL"), United Dominion Industries, Inc. ("UDII") and United Dominion Holdings, Inc. ("UDHI") hereby constitutes and appoints Glenn A. Eisenberg, Richard L. Magee and Thomas J. Snyder, and each of them, with full power to act without the other and with full power of substitution and resubstitution, his true and lawful attorneys-in-fact and agents, for him and in his name, place, and stead, in any and all capacities, to sign on his behalf a Registration Statement on Form F-3 pursuant to the Securities Act of 1933, as amended (the "Act"), for the purpose of registering up to $200,000,000 of guaranteed debt securities of UDII, unconditionally guaranteed by UDIL and UDHI, and any and all amendments (including post-effective amendments and amendments thereto) to such registration statement and any related registration statement (and any amendments thereto) filed pursuant to Rule 462(b) under the Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, and grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that such attorneys-in-fact or agents, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

         EXECUTED on the 12th day of January, 2000.

                                                    /s/ C. THEODORE LEINBACH III
                                                    ----------------------------
                                                    C. Theodore Leinbach III